UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2006

AFFYMETRIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-28218	77-0319159
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3420 Central Expressway
Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

(408) 731-5000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 and 5.02	Entry Into Material Definitive Agreement and Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 28, 2006, the Board of Directors (the “Board”) of Affymetrix, Inc. (the “Company”) appointed Robert H. Trice, Ph.D. to serve as a member of the Audit Committee of the Board effective immediately.  In addition, on April 28, 2006, the Board appointed Dr. Trice and Susan D. Desmond-Hellmann, M.D., M.P.H. to serve with Vernon R. Loucks, Jr. as members of the Perlegen Oversight Committee, a special committee of the Board of Directors which oversees transactions between Perlegen Sciences, Inc. and the Company.  These individuals will receive an annual fee of $10,000 for serving as members of the Perlegen Oversight Committee, and the Chairman of the Perlegen Oversight Committee, Mr. Loucks, will receive an additional annual fee of $3,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFYMETRIX, INC.

	By:	/s/ Barbara A. Caulfield
Name: Barbara A. Caulfield
Title: Executive Vice President and General Counsel

Dated: May 4, 2006